                                                                    EXHIBIT 25.1

--------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.   20549

                             --------------------

                                   FORM T-1

    STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)__________

                             --------------------

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                        (Zip Code)
executive offices)

                        Bankers Trust Company
                        Legal Department
                        130 Liberty Street, 31st Floor
                        New York, New York 10006
                        (212) 250-2201
           (Name, address and telephone number of agent for service)

                             --------------------

AirGate PCS, Inc.              DELAWARE                         58-2422929
AGW Leasing Company            DELAWARE                         582441171
(Exact name of Registrants as  (State or other jurisdiction of  (I.R.S. employer
specified in its Charter)      Incorporation or organization)   identification no.)

                           233 PEACHTREE STREET, N.E.
                                  HARRIS TOWER
                                   Suite 1700
                             ATLANTA, GEORGIA 30303
                                 (404) 525-7272
  (Address, including zip code, and telephone number of Registrants principal executive offices)


                       Senior Subordinated Discount Notes
                      (Title of the indenture securities)

Item   1.    General Information.

             Furnish the following information as to the trustee.

             (a) Name and address of each examining or supervising authority to which it is subject.

             Name                                        Address
             ----                                        -------

             Federal Reserve Bank (2nd District)         New York, NY
             Federal Deposit Insurance Corporation       Washington, D.C.
             New York State Banking Department           Albany, NY

             (b)  Whether it is authorized to exercise corporate trust powers.
                  Yes.

Item   2.    Affiliations with Obligor.

             If the obligor is an affiliate of the Trustee, describe each such affiliation.

             None.

Item 3.-15.  Not Applicable

Item  16.    List of Exhibits.

             Exhibit 1 -   Restated Organization Certificate of Bankers Trust
                           Company dated August 7, 1990, Certificate of
                           Amendment of the Organization Certificate of Bankers
                           Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1
                           Statement, Registration No. 33-65171, Certificate of
                           Amendment of the Organization Certificate of Bankers
                           Trust Company dated March 20, 1996, incorporate by referenced to Exhibit 1 filed with Form T-1
                           Statement, Registration No. 333-25843 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 19, 1997, copy attached.

             Exhibit 2 -   Certificate of Authority to commence business -
                           Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

             Exhibit 3 -   Authorization of the Trustee to exercise corporate
                           trust powers - Incorporated herein by reference to
                           Exhibit 2 filed with Form T-1 Statement, Registration
                           No. 33-21047.

             Exhibit 4 -   Existing By-Laws of Bankers Trust Company, as amended
                           on November 18, 1997.  Copy attached.

             Exhibit 5 -   Not applicable.

             Exhibit 6 -   Consent of Bankers Trust Company required by Section
                           321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement,
                           Registration No. 22-18864.

             Exhibit 7 -   The latest report of condition of Bankers Trust
                           Company dated as of March 31, 1999. Copy attached.

             Exhibit 8 -   Not Applicable.

             Exhibit 9 -   Not Applicable.

                                   SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 3RD day of August, 1999


                                     BANKERS TRUST COMPANY



                                     By:  _______________________________
                                          Marc J. Parilla
                                          Assistant Vice President

                                   SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 3rd day of August, 1999.


                                     BANKERS TRUST COMPANY


                                     By: /s/ Marc J. Parilla
                                         ------------------------
                                         Marc J. Parilla
                                         Assistant Vice President

                               State of New York,

                               Banking Department



         I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated June 19, 1997, providing for an increase in authorized capital stock from $1,601,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $2,001,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New York,
                    this   27th    day of    June     in the Year of our Lord
                         ---------        -----------
                    one thousand nine hundred and ninety-seven.

                                               Manuel Kursky
                                      ------------------------------
                                      Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                         -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1.   The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Six Hundred and One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,601,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III.   The amount of capital stock which the corporation is hereafter to have is Two Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,001,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 19th day of June, 1997.


                                      James T. Byrne, Jr.
                                  ------------------------------------
                                      James T. Byrne, Jr.
                                      Managing Director


                                      Lea Lahtinen
                                  ------------------------------------
                                      Lea Lahtinen
                                      Assistant Secretary

State of New York     )
                      )  ss:
County of New York    )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                      Lea Lahtinen
                                  ------------------------------------
                                      Lea Lahtinen

Sworn to before me this 19th day
of June, 1997.


         Sandra L. West
-------------------------------------
         Notary Public

           SANDRA L. WEST
   Notary Public State of New York
           No. 31-4942101
    Qualified in New York County
Commission Expires September 19, 1998

                                    BY-LAWS



                                 JUNE 22, 1999



                           Bankers Trust Corporation
           (Incorporated under the New York Business Corporation Law)

1
                           BANKERS TRUST CORPORATION

          ----------------------------------------------------------

                                    BY-LAWS

          ----------------------------------------------------------

                                   ARTICLE I

                                  SHAREHOLDERS


SECTION 1.01 Annual Meetings. The annual meetings of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday in April of each year, if not a legal holiday, and if a legal holiday then on the next succeeding business day, at such hour as shall be designated by the Board of Directors. If no other hour shall be so designated such meeting shall be held at 3 P.M.

SECTION 1.02 Special Meetings. Special meetings of the shareholders, except those regulated otherwise by statute, may be called at any time by the Board of Directors, or by any person or committee expressly so authorized by the Board of Directors and by no other person or persons.

SECTION 1.03 Place of Meetings. Meetings of shareholders shall be held at such place within or without the State of New York as shall be determined from time to time by the Board of Directors or, in the case of special meetings, by such person or persons as may be authorized to call a meeting. The place in which each meeting is to be held shall be specified in the notice of such meeting.

SECTION 1.04 Notice of Meetings. A copy of the written notice of the place, date and hour of each meeting of shareholders shall be given personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling the meeting and shall also state the purpose or purposes for which the meeting is called. Notice of any meeting at which is proposed to take action which would entitle shareholders to receive payment for their shares pursuant to statutory provisions must include a statement of that purpose and to that effect. If mailed, such notices of the annual and each special meeting are given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears in the record of shareholders unless he shall have filed with the Secretary of the corporation a written request that notices intended for him shall be mailed to some other address, in which case it shall be directed to him at such other address.

SECTION 1.05 Record Date. For the purpose of determining the shareholders entitled to notice of or to vote any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

SECTION 1.06 Quorum. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation or by the By-Laws. The shareholders present in person or by proxy and entitled to vote at any meeting, despite the absence of a quorum, shall have power to adjourn the meeting from time to time, to a designated time and place, without notice other than by announcement at the meeting, and at any adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

SECTION 1.07 Notice of Shareholder Business at Annual Meeting. At an annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who complies with the notice procedures set forth in this Section 1.07. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than thirty days nor more than fifty days prior to the meeting; provided, however, that in the event that less than forty days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.07 and Section 2.03. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this
Section 1.07 and Section 2.03, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                   ARTICLE II

                               BOARD OF DIRECTORS

SECTION 2.01 Number and Qualifications. The business of the corporation shall be managed by its Board of Directors. The number of directors constituting the entire Board of Directors shall be not less than seven nor more than fifteen, as shall be fixed from time to time by vote of a majority of the entire Board of Directors. Each director shall be at least 21 years of age. Directors need not be shareholders. No Officer-Director who shall have attained age 65, or earlier relinquishes his responsibilities and title, shall be eligible to serve as a director.

SECTION 2.02 Election. At each annual meeting of shareholders, directors shall be elected by a plurality of the votes to hold office until the next annual meeting. Subject to the provisions of the statute, of the Certificate of Incorporation and of the By-Laws, each director shall hold office until the expiration of the term for which elected, and until his successor has been elected and qualified.

SECTION 2.03 Nomination and Notification of Nomination. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or to any committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders ninety days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in the By-Laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 2.04 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such places and times as may be fixed from time to time by resolution of the Board and a regular meeting for the purpose of organization and transaction of other business shall be held each year after the adjournment of the annual meeting of shareholders.

SECTION 2.05 Special Meetings. The Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman or any Vice Chairman may, and at the request of three directors shall, call a special meeting of the Board of Directors, two days' notice of which shall be given in person or by mail, telegraph, radio, telephone or cable. Notice of a special meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

SECTION 2.06 Place of Meeting. The directors may hold their meetings, have one or more offices, and keep the books of the corporation (except as may be provided by law) at any place, either within or without the State of New York, as they may from time to time determine.

SECTION 2.07 Quorum and Vote. At all meetings of the Board of Directors the presence of one-third of the entire Board, but not less than two directors, shall constitute a quorum for the transaction of business. Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or a committee thereof by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such a meeting. The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, except as may be otherwise provided by statute or the By-Laws.

SECTION 2.08 Vacancies. Newly created directorships resulting from increase in the number of directors and vacancies in the Board of Directors, whether caused by resignation, death, removal or otherwise, may be filled by vote of a majority of the directors then in office, although less than a quorum exists.

                                  ARTICLE III

                         EXECUTIVE AND OTHER COMMITTEES

SECTION 3.01 Designation and Authority. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees, each consisting of three or more directors. Each such committee, to the extent provided in the resolution or the By-Laws, shall have all the authority of the Board, except that no such committee shall have authority as to:

      (i) the submission to shareholders of any action as to which shareholders' authorization is required by law.

      (ii)  the filling of vacancies in the Board of Directors or any committee.

      (iii) the fixing of compensation of directors for serving on the Board or on any committee.

      (iv)  the amendment or appeal of the By-Laws, or the adoption of new
By-Laws.

      (v) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors.

SECTION 3.02 Procedure. Except as may be otherwise provided by statute, by the By-Laws or by resolution of the Board of Directors, each committee may make rules for the call and conduct of its meetings. Each committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

SECTION 4.01 Titles and General. The Board of Directors shall elect from among their number a Chairman of the Board and a Chief Executive Officer, and may also elect a President, a Senior Vice Chairman, one or more Vice Chairmen, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Principals, one or more Vice Presidents, a Secretary, a Controller, a Treasurer, a General Counsel, a General Auditor, and a General Credit Auditor, who need not be directors. The officers of the corporation may also include such other officers or assistant officers as shall from time to time be elected or appointed by the Board. The Chairman of the Board or the Chief Executive Officer or, in their absence, the President, the Senior Vice Chairman or any Vice Chairman, may from time to time appoint assistant officers. All officers elected or appointed by the Board of Directors shall hold their respective offices during the pleasure of the Board of Directors, and all assistant officers shall hold office at the pleasure of the Board or the Chairman of the Board or the Chief Executive Officer or, in their absence, the President, the Senior Vice Chairman or any Vice Chairman. The Board of Directors may require any and all officers and employees to give security for the faithful performance of their duties.

SECTION 4.02 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. Subject to the Board of Directors, he shall exercise all the powers and perform all the duties usual to such office and shall have such other powers as may be prescribed by the Board of Directors or the Executive Committee or vested in him by the By-Laws.

SECTION 4.03 Chief Executive Officer. The Board of Directors shall designate the Chief Executive Officer of the corporation, which person may also hold the additional title of Chairman of the Board, President, Senior Vice Chairman or Vice Chairman. Subject to the Board of Directors, he shall exercise all the powers and perform all the duties usual to such office and shall have such other powers as may be prescribed by the Board of Directors or the Executive Committee or vested in him by the By-Laws.

SECTION 4.04 Chairman of the Board, President, Senior Vice Chairman, Vice Chairmen, Executive Vice Presidents, Senior Vice Presidents, Principals and Vice Presidents. The Chairman of the Board or, in his absence or incapacity the President or, in his absence or incapacity, the Senior Vice Chairman, the Vice Chairmen, the Executive Vice Presidents, or in their absence, the Senior Vice Presidents, in the order established by the Board of Directors shall, in the absence or incapacity of the Chief Executive Officer perform the duties of the Chief Executive Officer. The President, the Senior Vice Chairman, the Vice Chairmen, the Executive Vice Presidents, the Senior Vice Presidents, the Principals, and the Vice Presidents shall also perform such other duties and have such other powers as may be prescribed or assigned to them, respectively, from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer, or the By-Laws.

SECTION 4.05 Controller. The Controller shall perform all the duties customary to that office and except as may be otherwise provided by the Board of Directors shall have the general supervision of the books of account of the corporation and shall also perform such other duties and have such powers as may be prescribed or assigned to him from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer, or the By-Laws.

SECTION 4.06 Secretary. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the shareholders and shall have the custody of the seal of the corporation. He shall perform all other duties usual to that office, and shall also perform such other duties and have such powers as may be prescribed or assigned to him from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer, or the By-Laws.


                                   ARTICLE V

               INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

SECTION 5.01 The corporation shall, to the fullest extent permitted by Section 721 of the New York Business Corporation Law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation is serving or served in any capacity at the request of the corporation by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

SECTION 5.02 The corporation may indemnify any other person to whom the corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by
(i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

SECTION 5.03 The corporation shall, from time to time, reimburse or advance to any person referred to in Section 5.01 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 5.01, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

SECTION 5.04 Any director or officer of the corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the corporation. In all other cases, the provisions of this Article V will apply (i) only if the person serving another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise so served at the specific request of the corporation, evidenced by a written communication signed by the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman or any Vice Chairman, and (ii) only if and to the extent that, after making such efforts as the Chairman of the Board, the Chief Executive Officer, or the President shall deem adequate in the circumstances, such person shall be unable to obtain indemnification from such other enterprise or its insurer.

SECTION 5.05 Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

SECTION 5.06 The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article V (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

SECTION 5.07 If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

SECTION 5.08 A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 5.01 shall be entitled to indemnification only as provided in Sections 5.01 and 5.03, notwithstanding any provision of the New York Business Corporation Law to the contrary.


                                   ARTICLE VI

                                      SEAL

SECTION 6.01 Corporate Seal. The corporate seal shall contain the name of the corporation and the year and state of its incorporation. The seal may be altered from time to time at the discretion of the Board of Directors.

                                  ARTICLE VII

                               SHARE CERTIFICATES

SECTION 7.01 Form. The certificates for shares of the corporation shall be in such form as shall be approved by the Board of Directors and shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman or any Vice Chairman and the Secretary or an Assistant Secretary, and shall be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers upon the certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employees.

                                  ARTICLE VIII

                                     CHECKS

SECTION 8.01 Signatures. All checks, drafts and other orders for the payment of money shall be signed by such officer or officers or agent or agents as the Board of Directors may designate from time to time.

                                   ARTICLE IX

                                   AMENDMENT

SECTION 9.01 Amendment of By-Laws. The By-Laws may be amended, repealed or added to by vote of the holders of the shares at the time entitled to vote in the election of any directors. The Board of Directors may also amend, repeal or add to the By-Laws, but any By-Laws adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon as provided herein. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Laws so adopted, amended or repealed, together with concise statement of the changes made.

                                   ARTICLE X

SECTION 10.01 Construction. The masculine gender, when appearing in these By-Laws, shall be deemed to include the feminine gender.

I, Marc J. Parilla, Assistant Vice President of Bankers Trust Company, New York, New York, hereby certify that the foregoing is a complete, true and correct copy of the By-Laws of Bankers Trust Company, and that the same are in full force and effect at this date.



                                           --------------------------
                                                Marc J. Parilla
                                            Assistant Vice President



DATED:           , 1999
       ----------

Legal Title of Bank:   Bankers Trust Company   Call Date: 03/31/99   ST-BK:  36-4840     FFIEC 031
Address:               130 Liberty Street      Vendor ID: D          CERT:   00623       Page RC-1
City, State ZIP:       New York, NY  10006                                               11
FDIC Certificate No.:  | 0 | 0 | 6 | 2 | 3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                              --------------------------
                                                                                                         C400
                                                                                              --------------------------
                                                              Dollar Amounts in Thousands         RCFD   Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                         / / / / / / / / / / / /
 1.  Cash and balances due from depository
     institutions (from Schedule RC-A):                                                        / / / / / / / / / / / /
     a.  Noninterest-bearing balances and
         currency and coin (1)............................                                         0081      1,695,000   1.a.
     b.  Interest-bearing balances (2)....................                                         0071      1,308,000   1.b.
 2.  Securities:                                                                               / / / / / / / / / / / /
     a.  Held-to-maturity securities (from
         Schedule RC-B, column A).........................                                         1754              0   2.a.
     b.  Available-for-sale securities (from
         Schedule RC-B, column D).........................                                         1773      6,150,000   2.b.
 3.  Federal funds sold and securities
     purchased under agreements to resell.................                                         1350     29,512,000   3.
 4.  Loans and lease financing receivables:                                                    / / / / / / / / / / / /
     a.  Loans and leases, net of unearned
         income (from Schedule RC-C)......................    RCFD 2122         18,869,000     / / / / / / / / / / / /   4.a.
     b.  LESS:  Allowance for loan and lease losses.......    RCFD 3123            571,000     / / / / / / / / / / / /   4.b.
     c.  LESS:  Allocated transfer risk reserve...........    RCFD 3128                  0     / / / / / / / / / / / /   4.c.
     d.  Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b
         and 4.c).........................................                                         2125     18,298,000   4.d.
 5.  Trading Assets (from schedule RC-D)..................                                         3545     34,815,000   5.
 6.  Premises and fixed assets (including
     capitalized leases)..................................                                         2145        916,000   6.
 7.  Other real estate owned (from Schedule RC-M).........                                         2150         88,000   7.
 8.  Investments in unconsolidated subsidiaries and
     associated companies (from Schedule RC-M)............                                         2130        883,000   8.
 9.  Customers' liability to this bank on
     acceptances outstanding..............................                                         2155        307,000   9.
10.  Intangible assets (from Schedule RC-M)...............                                         2143        302,000   10.
11.  Other assets (from Schedule RC-F)....................                                         2160      4,645,000   11.
12.  Total assets (sum of items 1 through 11).............                                         2170     98,919,000   12.
                                                                                              --------------------------

__________________________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:   Bankers Trust Company   Call Date: 03/31/99   ST-BK:  36-4840     FFIEC 031
Address:               130 Liberty Street      Vendor ID: D          CERT:   00623       Page RC-2
City, State ZIP:       New York, NY  10006                                               12
FDIC Certificate No.:  | 0 | 0 | 6 | 2 | 3

Schedule RC--Continued

                                                                                              --------------------------
                                                              Dollar Amounts in Thousands         RCFD   Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                    / / / / / / / / / / / /
13.  Deposits:                                                                                 / / / / / / / / / / / /
     a.  In domestic offices (sum of totals of columns A
         and C from Schedule RC-E, part 1)...............                                      RCON 2200    17,829,000   13.a.
         (1)  Noninterest-bearing(1).....................     RCON 6631          2,939,000     / / / / / / / / / / / /   13.a.(1)
         (2)  Interest-bearing...........................     RCON 6636         14,890,000     / / / / / / / / / / / /   13.a.(2)
     b.  In foreign offices, Edge and Agreement
         subsidiaries, and IBFs (from
         Schedule RC-E, part II).........................                                      RCON 2200    20,634,000   13.b.
         (1)  Noninterest-bearing........................     RCFN 6631          1,878,000     / / / / / / / / / / / /   13.b.(1)
         (2)  Interest-bearing...........................     RCFN 6636         18,756,000     / / / / / / / / / / / /   13.b.(2)
14.  Federal funds purchased and securities sold under
     agreements to repurchase............................                                      RCFD 2800    13,513,000   14.
15.  a.  Demand notes issued to the U.S. Treasury........                                      RCON 2840             0   15.a.
     b.  Trading liabilities (from Schedule RC-D)........                                      RCFD 3548    22,010,000   15.b.
16.  Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases):                                                / / / / / / / / / / / /
     a.  With a remaining maturity of one year or less...                                      RCFD 2332     6,400,000   16.a.
     b.  With a remaining maturity of more than one year
         through three years.............................                                      A547          2,347,000   16.b.
     c.  With a remaining maturity of more than
         three years.....................................                                      A548          2,321,000   16.c
17.  Not Applicable.                                                                           / / / / / / / / / / / /   17.
18.  Bank's liability on acceptances executed
     and outstanding.....................................                                      RCFD 2920       307,000   18.
19.  Subordinated notes and debentures (2)...............                                      RCFD 3200       438,000   19.
20.  Other liabilities (from Schedule RC-G)..............                                      RCFD 2930     6,129,000   20.
21.  Total liabilities (sum of items 13 through 20)......                                      RCFD 2948    91,928,000   21.
22.  Not Applicable                                                                            / / / / / / / / / / / /   22.

EQUITY CAPITAL                                                                                 / / / / / / / / / / / /
23.  Perpetual preferred stock and related surplus.......                                      RCFD 383      1,500,000   23.
24.  Common stock........................................                                      RCFD 3230     2,127,000   24.
25.  Surplus (exclude all surplus related to
     preferred stock)....................................                                      RCFD 3839       541,000   25.
26.  a.  Undivided profits and capital reserves..........                                      RCFD 3632     3,291,000   26.a.
     b.  Net unrealized holding gains (losses) on
         available-for-sale securities...................                                      RCFD 8434    (   59,000)  26.b.
     c.  Accumulated net gains (losses) on cash flow
         hedges..........................................                                      RCFD 4336             0   26.c.
27.  Cumulative foreign currency translation adjustments.                                      RCFD 3284    (  409,000)  27.
28.  Total equity capital (sum of items 23 through 27)...                                      RCFD 3210     6,991,000   28.
29.  Total liabilities and equity capital (sum of
     items 21 and 28)....................................                                      RCFD 3300    98,919,000   29.
                                                                                              --------------------------

Memorandum
To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the
     statement below that best describes the most
     comprehensive level of auditing work performed for                                                       Number
     the bank by independent external auditors as of any                                                  --------------
     date during 1998....................................                                      RCFD 6724             1   M.1.
                                                                                              --------------------------

1 = Independent audit of the bank conducted in accordance          4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank          authority)
2 = Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which          6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company               auditors
    (but not on the bank separately)                               7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                8 = No extermal audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

______________________
(1) Including total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.